ROCHDALE INVESTMENT TRUST
FIRST AMENDMENT TO THE FUND ACCOUNTING SERVICING AGREEMENT

THIS FIRST AMENDMENT dated as of this 20th day of May, 2009, to the Fund Accounting Servicing Agreement, dated as of June 12, 2006 (the "Agreement"), is entered into by and between Rochdale Investment Trust, a Delaware statutory trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into an Agreement; and

WHEREAS, the Trust and USBFS desire to amend the fees of the Agreement and to add a fund; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A is hereby superseded and replaced with Exhibit A attached hereto.

Exhibit B, the fee schedule of the Agreement, is hereby superseded and replaced with Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ROCHDALE INVESTMENT TRUST	U.S. BANCORP FUND SERVICES, LLC

By: _____________________________	By: ________________________________

Printed Name:______________________	Printed Name: Michael R. McVoy

Title: ____________________________	Title: Executive Vice President

Exhibit A
to the
Fund Accounting Servicing Agreement

Fund Names

Separate Series of Rochdale Investment Trust

Name of Series
Rochdale Fixed Income Opportunities Portfolio (on or after June 30, 2009)
Rochdale Dividend & Income Portfolio
Rochdale Intermediate Fixed Income Portfolio
Rochdale Large Growth Portfolio
Rochdale Large Value Portfolio
Rochdale Mid/Small Growth Portfolio
Rochdale Mid/Small Value Portfolio

Exhibit B
to the Rochdale Investment Trust
Fund Accounting Servicing Agreement

FUND ACCOUNTING SERVICES FEE SCHEDULE at May 2009
Annual Base Fee Per Portfolio*:
Net Assets                                               Domestic                                        Global
First $30 Million                                     $22,000                                            $30,000

Plus, Net Asset Charge for Funds Over $30 Million:
2 bps will be charged annually on all assets in excess of $30 million

Multi-Class Processing Fee:
$5,000 will be charged for each additional class of fund shares in excess of one per portfolio.

Portfolio Sub-Advisor Fee
$10,000 will be charged annually for each portfolio sub-advisor

Out-Of-Pocket Expenses
The following expenses will be charged to the Fund as incurred by US Bancorp Fund Services, LLC in connection with the performance of its duties: Telephone toll charges (800 number will be utilized whenever available), facsimile transmissions, postage, bulk copy runs, courier charges.  Fees charged by pricing services for security prices are considered out of pocket expenses and will be added to the monthly bill for services.  The charge will be based on the number of security positions held on the last business day of each month.
Conversion Costs
Conversion costs will be waived

Special Reports
All reports and/or analyses requested by the Fund’s auditors, legal counsel, Advisor, or any regulatory agency having jurisdiction over the Fund, that are not in the normal course of administrative or accounting activities as specified in this Agreement or are not required to clarify standard reports generated by US Bancorp Fund Services, LLC shall be subject to an additional charge, agreed upon in advance and in writing, based upon the following rates:

Labor:
       Senior staff                           $100.00/hr.
       Junior staff                             $50.00/hr.
       Computer time                       $45.00/hr.
Custom Programming
All Custom programming requests to be used by US Bancorp Fund Services, LLC, the Advisor or any regulatory agency, to be made to US Bancorp Fund Services, LLC’s portfolio accounting system shall be subject to an additional charge, agreed upon in advance and in writing.
Fees are billed monthly.
*Subject to CPI increase, Milwaukee MSA.

Exhibit B (continued)
to the Rochdale Investment Trust
Fund Accounting Servicing Agreement

CHIEF COMPLIANCE OFFICER SUPPORT SERVICES FEE SCHEDULE at May, 2009

Chief Compliance Officer Support Services
U.S, Bancorp provides support to the Chief Compliance Officer (CCO) of each fund serviced either by U.S. Bancorp Fund Services, LLC or Quasar Distributors, LLC.  Indicated below are samples of functions performed by USBFS in this CCO support role:
•  Business Line Functions Supported
•  Fund Administration and Compliance
•  Transfer Agent and Shareholder Services
•  Fund Accounting
•  Custody Services
•  Securities Lending Services
•  Distribution Services
•  Daily Resource to Fund CCO, Fund Board, Advisor
•  Provide USBFS/USB Critical Procedures & Compliance Controls
•  Daily and Periodic Reporting
•  Periodic CCO Conference Calls
•  Dissemination of Industry/Regulatory Information
•  Client & Business Line CCO Education & Training
•  Due Diligence Review of USBFS Service Facilities
•  Quarterly USBFS Certification
•  Board Meeting Presentation and Board Support
•  Testing, Documentation, Reporting

Annual Fee Schedule*
•  $2,000 per service per year (effective January 1, 2008)

Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.